UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE GLIMPSE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE GLIMPSE GROUP, INC.

15 West 38th St., 12th Fl

New York, NY 10018

Dear Shareholders,

Enclosed is an updated notice of annual meeting of stockholders (the “New Notice”), for the Annual Meeting of Shareholder of The Glimpse Group, Inc. being held on December 15, 2023. The New Notice is being sent to you to correct a typographical error in a reference to the record date that was contained in the original notice of annual meeting of stockholders (the “Original Notice”) filed on Schedule 14A with the Securities and Exchange Commission on October 16, 2023 (the “Original Proxy Statement”). The Original Notice contained a reference to the record date as of October 10, 2023. The New Notice updates all references to the record date to reflect October 13, 2023. Other than to replace the New Notice with the Original Notice, there are no other revisions to the Original Proxy Statement or proxy notice & access card.

Very truly yours,
The Glimpse Group, Inc.

THE GLIMPSE GROUP, INC.

15 West 38th St., 12th Fl

New York, NY 10018

Notice of Annual Meeting of Stockholders

Date:	December 15, 2023
Time:	9:30 a.m. EST
Location:	15 West 38th St., 4th Fl New York, NY 10018
Record Date:	October 13, 2023

Proposals:

1.	Re-elect seven directors to the Board of Directors (the “Board”) of The Glimpse Group, Inc. (the “Company”) to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To hold an advisory vote on executive compensation (the “Say-on-Pay Proposal”); and

3.	Ratify the appointment of Hoberman & Lesser CPA’s, LLP (“Hoberman”) as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS IN THEIR DESIGNATED BOARD CLASSES SET FORTH IN PROPOSAL NO. 1, AND “FOR” PROPOSALS NO. 2, AND NO. 3.

Holders of record of the Company’s common stock at the close of business on October 13, 2023 (the “Record Date”) will be entitled to notice of, and to vote at the 2023 annual meeting of stockholders of the Company (the “Meeting”) and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend the Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at the Meeting will be available for 10 days before the Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Meeting.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about October 31,2023.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

Date:	October 31, 2023	By:	/s/ Lyron Bentovim
		Name:	Lyron Bentovim
		Title:	Chief Executive Officer (Principal Executive Officer)